UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: September 24, 2013

(Date of earliest event reported)

Synalloy Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-19687	57-0426694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

775 Spartan Blvd, Suite 102,

P.O. Box 5627, Spartanburg, South Carolina 29304

(Address of principal executive offices) (Zip Code)

(864) 585-3605

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Definitive Material Agreement

As described in its press release dated September 25, 2013, and its final prospectus supplement dated September 24, 2013 and filed on September 25, 2013 with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Securities Act”), Synalloy Corporation (the “Company”) entered into an underwriting agreement on September 24, 2013 (the “Underwriting Agreement”) with Sterne, Agee & Leach, Inc. and BB&T Capital Markets, a division of BB&T Securities, LLC, as representatives of the several underwriters (collectively, the “Underwriters”), providing for the offer and sale in a firm commitment offering of 2,000,000 shares of the Company’s common stock, par value $1.00 per share, sold by the Company at a price of $15.75 per share ($14.88375 per share, net of underwriting discounts). Pursuant to the Underwriting Agreement, the Underwriters exercised an option granted to them to purchase an additional 300,000 shares of the Company’s common stock. The offering closed on September 30, 2013.

The offering was made pursuant to the Company’s effective registration statement on Form S-3, initially filed with the SEC on November 20, 2012 (File No. 333-185064) and declared effective on January 7, 2013.

Certain of the Underwriters and their respective affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Company and its affiliates in the ordinary course of business for which they have received and would receive customary compensation. Specifically, affiliates of BB&T Capital Markets, one of the Underwriters of the Offering, are lenders under a loan agreement with the Company.

In the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities arising under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

A copy of the Underwriting Agreement is included as Exhibit 1.1 to this report and is incorporated herein by reference. The preceding summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of such agreement.

Item 8.01.	Other Events

On September 25, 2013, the Company issued a press release announcing the amount and pricing of its public offering of shares of its common stock. A copy of the press release is included as Exhibit 99.1 to this report and is incorporated herein by reference.

On September 30, 2013, the Company issued a press release announcing that it has completed its public offering of 2,300,000 shares of its common stock at a price of $15.75 per share. A copy of the press release is included as Exhibit 99.2 to this report.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits. The following exhibits are being furnished pursuant to Items 1.01 and 8.01 above.

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 24, 2013, by and among Synalloy Corporation and Sterne, Agee & Leach, Inc. and BB&T Capital Markets, a division of BB&T Securities, LLC, as representatives of the several underwriters.

5.1	Opinion of LeClairRyan, A Professional Corporation, regarding the validity of the shares offered.

23.1	Consent of LeClairRyan, A Professional Corporation (included in Exhibit 5.1)

99.1	Press release issued September 25, 2013.

99.2	Press release issued September 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

SYNALLOY CORPORATION

By:	/s/ Richard D. Sieradzki
Richard D. Sieradzki
Chief Financial Officer and Principal Accounting Officer

Dated: September 30, 2013

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 24, 2013, by and among Synalloy Corporation and Sterne, Agee & Leach, Inc. and BB&T Capital Markets, a division of BB&T Securities, LLC, as representatives of the several underwriters.

5.1	Opinion of LeClairRyan, A Professional Corporation, regarding the validity of the shares offered.

23.1	Consent of LeClairRyan, A Professional Corporation (included in Exhibit 5.1)

99.1	Press release issued September 25, 2013.

99.2	Press release issued September 30, 2013.